UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On May 30, 2012, Royal Gold, Inc. (“Royal Gold” or the “Company”) entered into a Fifth Amended and Restated Revolving Credit Agreement (“Amended Revolving Credit Agreement”) among Royal Gold, as the borrower, certain subsidiaries of Royal Gold, as guarantors, HSBC Bank USA, National Association, as administrative agent and a lender, The Bank of Nova Scotia, as a lender, Goldman Sachs Bank USA, as a lender, and the other lenders from time to time party thereto, HSBC Securities (USA) Inc., as the sole lead arranger and joint bookrunner, and ScotiaBank, as syndication agent and joint bookrunner. The Amended Revolving Credit Agreement replaces Royal Gold’s $225 million revolving credit facility under the Fourth Amended and Restated Credit Agreement, dated as of February 1, 2011. Royal Gold’s term loan facility was not amended by the Amended Revolving Credit Agreement.

The modifications implemented in the Amended Revolving Credit Agreement include, among others: (1) an increase in the maximum principal balance to $350 million, which will provide an additional $125 million to the Company; (2) an extension of the final maturity date from February 2014 to May 2017; and (3) the addition of an accordion feature which permits Royal Gold to increase the revolving credit facility from time to time by up to an aggregate of $50 million upon the satisfaction of certain conditions, including the payment in full and termination of Royal Gold’s term loan and obtaining additional lender commitments for such increase.

The Amended Revolving Credit Agreement contains customary covenants limiting the ability of Royal Gold and its subsidiaries to, among other things, incur debt or liens, dispose of assets, enter into transactions with affiliates, make certain investments or consummate certain mergers, and contains a collateral package (that includes collateral interests over the Company’s royalties at Peñasquito, Dolores, Mulatos, Cortez, Leeville, Goldstrike, Robinson, Canadian Malartic and Holt), which are substantially similar to those under the existing agreement.

Royal Gold intends to use the additional revolving credit facility availability of $125 million for general corporate purposes.

The foregoing description of the Amended Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01          Other Events

Royal Gold announced the execution of the Amended Revolving credit Agreement in a press release on May 30, 2012. The press release if filed as Exhibit 99.1 hereto and incorporated by reference herein.

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Item 9.01          Financial Statements and Exhibits

(d) Exhibits

10.1	Fifth Amended and Restated Revolving Credit Agreement among Royal Gold, Inc., High Desert Mineral Resources, Inc., RG Exchangeco Inc., RG Mexico, Inc., HSBC Bank USA, National Association, as a lender and administrative agent, The Bank of Nova Scotia, as a lender, Goldman Sachs Bank USA, as a lender, and the other lenders from time to time party thereto, HSBC Securities (USA Inc., as Sole lead arranger and joint bookrunner, and ScotiaBank, as syndication agent and joint bookrunner, dated May 30, 2012.

99.1	Press Release dated May 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: June 1, 2012

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Exhibit Index

Exhibit No.

10.1	Fifth Amended and Restated Revolving Credit Agreement among Royal Gold, Inc., High Desert Mineral Resources, Inc., RG Exchangeco Inc., RG Mexico, Inc., HSBC Bank USA, National Association, as administrative agent and a lender, The Bank of Nova Scotia, as a lender, Goldman Saschs Bank USA, as a lender, and the other lenders from time to time party thereto, HSBC Securities (USA) Inc., as sole lead arranger and joint bookrunner, and ScotiaBank, as syndication agent and joint bookrunner, dated May 30, 2012.

99.1	Press Release dated May 30, 2012.

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